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                                                                       EXHIBIT 1


                                                                  EXECUTION COPY




                                10,000,000 SHARES

                         WESTPORT RESOURCES CORPORATION

                                  COMMON STOCK
                             UNDERWRITING AGREEMENT

                                                               December 10, 2002

Lehman Brothers Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
As Representatives (the "Representatives") of the several Underwriters named in
   Schedule I
c/o Lehman Brothers Inc.
     745 Seventh Avenue
     New York, New York 10019

Dear Sirs:

                  Westport Resources Corporation, a Nevada corporation (the "Company"), proposes to issue and sell 10,000,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the "Underwriters") an option to purchase up to an additional 1,500,000 shares of the Common Stock on the terms and for the purposes set forth in
Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

                  The Stock is being sold in connection with the consummation of the transactions contemplated by the purchase and sale agreement dated as of November 6, 2002, as amended (the "Asset Purchase Agreement"), between the Company and certain affiliates of El Paso Corporation (collectively, "El Paso"), pursuant to which the Company has agreed, subject to certain conditions, to purchase from El Paso (the "Acquisition") certain oil and natural gas properties and midstream gathering and compression assets located in Utah (the "El Paso Assets"). In connection with the Acquisition and concurrently with the consummation of the sale of the Stock, the Company intends to (i) issue $300,000,000 principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 (the "Notes") in an offering pursuant to Rule 144A of the 1933 Act (as defined below) (the "Notes Offering") and (ii) enter into a new senior secured credit facility with a maximum committed amount of $600,000,000 (the "Senior Credit Facility Agreements").


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                  1. Representations, Warranties and Agreements of the Company.
The Company represents, warrants and agrees that:

                           (a) The Company has prepared and filed with the
                  Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-42107), including a prospectus, relating to, among other securities, the Stock and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 4(a), a prospectus supplement reflecting the terms of the offering of the Stock and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the Effective Time (as defined below) pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the Effective Time, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. As used herein, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus Supplement" means each Prospectus Supplement included in a registration statement, or amendments thereof, after the Registration Statement became effective under the Securities Act but containing a "Subject to Completion" legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the rules and regulations (the "1933 Act Regulations") of the Commission.

                           (b) The Company meets the requirements for use of
                  Form S-3 under the 1933 Act and, as of the Effective Date and as of the applicable filing date of the Prospectus Supplement and any amendments thereto, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations of the Commission thereunder.

                           (c) The Registration Statement conforms, and each
                  Prospectus Supplement and any further amendments or supplements to the Registration Statement or any Prospectus Supplement will, when they become effective or


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                  are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to each Prospectus Supplement and any supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus Supplement, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or any Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company through any Underwriter specifically for inclusion therein.

                           (d) The documents incorporated by reference or deemed
                  to be incorporated in the Prospectus or Prospectus Supplement pursuant to Item 12 of the Registration Statement on Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations thereunder and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (e) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

                           (f) Each subsidiary of the Company has been duly
                  incorporated or organized and is an existing corporation, limited partnership, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not,


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                  individually or in the aggregate, have a Material Adverse
                  Effect; all of the issued and outstanding capital stock or similar ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or similar ownership interest of each subsidiary is owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than those liens listed in
                  Schedule II hereto.

                           (g) For purposes of this agreement, a "subsidiary" of
                  the Company shall mean any corporation, partnership, limited liability company or other business entity in which the Company owns, directly or indirectly, 50% or more of the voting or economic equity interest. A list of all subsidiaries of the Company, indicating their respective jurisdictions of formation or organization and the Company's direct or indirect ownership therein is attached as Schedule III.

                           (h) The Company has an authorized capitalization as
                  set forth in the Prospectus Supplement, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement and Prospectus.

                           (i) The unissued Stock to be issued and sold by the
                  Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and the Stock will conform to the description thereof contained in the Prospectus Supplement or contained or incorporated by reference in the Prospectus.

                           (j) This Agreement has been duly authorized, executed
                  and delivered by the Company.

                           (k) No consent, approval, authorization, or order of,
                  or filing with, any governmental agency or body or any court is required under any of the "Included Laws" (as defined in the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. delivered pursuant to Section 6(d) of this Agreement) for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Stock by the Company, except such as have been obtained or made under the 1933 Act and such as may be required under state securities laws.

                           (l) The execution, delivery and performance by the
                  Company of the Asset Purchase Agreement, the Senior Credit Facility Agreements and the purchase agreement for the Notes (the "Purchase Agreement") and the issuance and sale of the Notes in compliance with the terms and provisions thereof do not and will not (i) result in a violation of any law, rule or regulation of any Included Law, (ii) result in a violation of any order, writ,


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                  judgment or decree known to the Company and applicable to the
                  Company or any subsidiary of the Company or any of their properties, (iii) result in a violation of the Articles of Incorporation or by-laws or similar charter documents of the Company or of any subsidiary of the Company, or (iv) breach or result in a default or result in the acceleration of, or entitle any party to accelerate under any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except in the case of clauses (i), (ii) and (iv) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (m) The Asset Purchase Agreement, the Senior Credit
                  Facility Agreements and the Purchase Agreement have been duly authorized, executed and delivered by the Company. The Asset Purchase Agreement, the Senior Credit Facility Agreements and the Purchase Agreement, assuming due execution and delivery by the other parties thereto, constitute valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of courts in granting equitable remedies and except that the enforceability of any rights to indemnity or contribution may be limited by federal or state securities laws or by public policy.

                           (n) The Company has delivered to the Representatives
                  true and correct copies of the Asset Purchase Agreement in the form as originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto other than those as to which the Representatives shall have been advised.

                           (o) The execution, delivery and performance by the
                  Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in a violation of any law, rule or regulation of any Included Law, (ii) result in a violation of any order, writ, judgment or decree known to the Company and applicable to the Company or any subsidiary of the Company or any of their properties, (iii) result in a violation of the Articles of Incorporation or by-laws or similar charter documents of the Company or of any subsidiary of the Company, or (iv) breach or result in a default or result in the acceleration of, or entitle any party to accelerate under any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except in the case of clauses (i), (ii) and (iv) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.


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                           (p) Neither the Company nor any of its subsidiaries
                  is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, where such default would not, individually or in the aggregate, have a Material Adverse Effect.

                           (q) Except as described in the Prospectus Supplement,
                  the Company has not and will not have as of any Delivery Date sold or issued any shares of Common Stock or debt securities during the six-month period preceding the date of the Prospectus Supplement, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                           (r) Except as described in the Prospectus Supplement,
                  and except for the Stock Purchase Agreement by and among Westport Resources Corporation, Spindrift Partners, L.P., Spindrift Investors (Bermuda) L.P., Global Natural Resources III and Global Natural Resources III L.P., dated as of November 15, 2002, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

                           (s) Except as described in the Prospectus Supplement,
                  neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which


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                  violation, contamination, liability or claim would
                  individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                           (t) Except as described in the Prospectus Supplement,
                  there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Stock; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                           (u) The financial statements included in, or
                  incorporated by reference in, the Prospectus Supplement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus Supplement or the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Prospectus Supplement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                           (v) KPMG LLP, who have reviewed certain financial
                  statements of the Company and who have delivered the initial letter referred to in Section 6(g) hereof, are independent public accountants as required by the 1933 Act Regulations.

                           (w) Except as described in the Prospectus Supplement,
                  since the date of the latest audited financial statements included or incorporated by reference in the Prospectus Supplement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus Supplement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (x) The Company is not an open-end investment
                  company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of


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                  1940 (the "Investment Company Act"); and the Company is not,
                  and after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus Supplement nor will be, an "investment company" as defined in the Investment Company Act.

                           (y) Except as described in the Prospectus Supplement,
                  the Company and its subsidiaries have good and valid title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as described in the Prospectus Supplement, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                           (z) The Company and each of its subsidiaries carry,
                  or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                           (aa) The Company and its subsidiaries possess
                  adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them in any material respect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                           (bb) There are no contracts or other documents which
                  are required by the 1933 Act Regulations to be described in the Prospectus Supplement or filed as exhibits to the Registration Statement by the Securities Act or by the 1933 Act Regulations which have not been described in such Prospectus Supplement or filed as exhibits to the Registration Statement.

                           (cc) No relationship, direct or indirect, exists
                  between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the 1933 Act Regulations to be described in the Prospectus Supplement which is not so described.

                           (dd) Except as described in the Prospectus
                  Supplement, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.


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                           (ee) The Company has filed all federal, state and
                  local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have), individually or in the aggregate, a Material Adverse Effect.

                           (ff) The Company (i) makes and keeps accurate books
                  and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                           (gg) Neither the Company nor any of its subsidiaries,
                  nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (hh) The Company has established and maintains
                  disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

                           (ii) Based on the evaluation of its disclosure
                  controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.


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                           (jj) Since the date of the most recent evaluation of
                  such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 10,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 1,500,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 3 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share lots. The price of both the Firm Stock and any Option Stock shall be $18.905 per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Firm Stock shall be made at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on the third full business day (unless postponed in accordance with the provisions of this Agreement) following the date of this Agreement, or the fourth business day if this Agreement is executed after 4:30 p.m. New York City time, or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition of the obligation of each Underwriter thereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.

                  (b) The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice


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being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Stock as to which the option is being exercised, the names in which the Option Stock are to be registered, the denominations in which the Option Stock are to be issued and the date and time, as determined by the Underwriters, when the Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

                  (c) Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this
Section 3 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter named Schedule I hereto against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement shall be a further condition of the obligation of each Underwriter thereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice.

                  4. Further Agreements of the Company. The Company agrees:

                           (a) To prepare a Prospectus Supplement in a form
                  approved by the Underwriters and, not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, to file a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act; to make no further amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus except as permitted herein; to advise the Underwriters of the time when any supplement to the Prospectus Supplement has been filed and to furnish such Underwriters with copies thereof; to advise such Underwriters, promptly after receiving notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or the Prospectus Supplement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or the Prospectus Supplement or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                           (b) Reserved;

                           (c) To deliver promptly to the Representatives such
                  number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and
                  (ii) each Preliminary Prospectus Supplement, the Prospectus Supplement and any supplemented Prospectus Supplement and, if the delivery of a Prospectus Supplement is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus Supplement as then supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus Supplement is delivered, not misleading, or, if for any other reason it shall be necessary to supplement the Prospectus Supplement in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of a supplemented Prospectus Supplement which will correct such statement or omission or effect such compliance;

                           (d) To file promptly with the Commission any
                  amendment to the Registration Statement or any supplement to the Prospectus Supplement that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                           (e) Prior to filing with the Commission any amendment
                  to the Registration Statement or supplement to the Prospectus Supplement or any Prospectus Supplement pursuant to Rule 424 of the 1933 Act Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

                           (f) As soon as practicable after the Effective Date
                  (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the

                  Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                           (g) Promptly from time to time to take such action as
                  the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                           (h) For a period of 90 days from the date of this
                  Underwriting, not to, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, hedge or otherwise dispose, directly or indirectly, of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose an intention to make any such offer, sale, pledge, hedge, swap or other transaction, in each case without the prior written consent of the Representatives; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by such party in accordance with the 1933 Act Regulations and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by such party on the date the letter is completed and the Effective Date or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus Supplement, without the prior written consent of the Representatives;

                           (i) To apply for listing of the Stock on the New York
                  Stock Exchange and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

                           (j) To take such steps as shall be necessary to
                  ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  5. Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus Supplement, the Prospectus Supplement and any supplement to the Prospectus Supplement and any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; and (i) the cost of advertising approved by the Company in connection with the sale of the Stock; provided that, except as provided in this
Section 5 and in Section 10 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Stock which they may sell.

                  6. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                           (a) The Prospectus Supplement shall have been timely
                  filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus Supplement or otherwise shall have been complied with.

                           (b) No Underwriter shall have discovered and
                  disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Cravath, Swaine & Moore, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                           (c) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus Supplement, and all other legal matters relating to this Agreement, and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (d) Akin, Gump, Strauss, Hauer & Feld, L.L.P. and
                  local counsel in Nevada, Colorado and Wyoming, collectively shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                                    (i) The Company is a validly existing
                           corporation in good standing under the laws of the State of Nevada and each subsidiary is a validly existing corporation, limited partnership, partnership or limited liability company in good standing under the laws of the state of its incorporation or organization, in each case with corporate, limited partnership, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, and each is duly qualified to do business as a foreign entity in good standing in the jurisdictions identified in a schedule to the opinion;

                                    (ii) The Company has an authorized
                           capitalization as set forth in the Prospectus and Prospectus Supplement, and all of the issued shares of capital stock of the Company (including the Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and Prospectus Supplement; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for those liens listed in Schedule II hereto;

                                    (iii) There are no preemptive or other
                           rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or, except as disclosed in the Prospectus, any agreement or other instrument known to such counsel;

                                    (iv) To the best of such counsel's
                           knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries;

                                    (v) The Registration Statement was declared
                           effective under the Securities Act as of the date and time specified in such opinion, the Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                                    (vi) The Registration Statement and the
                           Prospectus Supplement and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                                    (vii) No consent, approval, authorization or
                           order of, or filing with, any governmental agency or body or any court is required under any of the Included Laws to be obtained or made by the Company for the due execution and delivery of this Agreement and the performance of their respective obligations hereunder or thereunder in connection with the issuance or sale of the Stock by the Company, except such as have been obtained or made under the Securities Act and such as may be required under state securities laws or and the various rules and regulations under each of the foregoing;

                                    (viii) The execution, delivery and
                           performance by the Company of this Agreement, and the issuance and sale of the Stock to the Underwriters in the manner contemplated herein and compliance with the terms and provisions thereof will not, (1) result in a violation of any law, rule or regulation of any Included Law,
                           (2) result in a violation of any order, writ, judgment or decree known to such counsel and applicable to the Company or any subsidiary of the Company or any of their properties, (3) result in a violation of the Articles of Incorporation or by-laws or similar charter documents of the Company, or (4) breach or result in a default or result in the acceleration of or entitle any party to accelerate under any agreement or instrument incorporated by reference into the Prospectus, except in the case of clauses (1), (2) and (4) for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

                                    (ix) The descriptions in the Prospectus and
                           the Prospectus Supplement under the captions
                           "Description of Capital Stock" and "Material United States Federal Tax Consequences to Non-United States Holders"; and (B) in the documents incorporated by reference into the Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present, in all material respects, the information required by the 1933 Act and the 1933 Act Regulations to be shown; it being understood that such counsel need express no opinion as to the reserve information, financial statements or other financial data contained in the Prospectus;

                                    (x) This Agreement been duly authorized,
                           executed and delivered by the Company;

                                    (xi) Except as disclosed in the Prospectus,
                           none of the agreements filed as exhibits to the Registration Statement include any contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Stock registered pursuant to the Registration Statement;

                  In addition to the foregoing, such counsel shall also provide a statement to the effect that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, the Underwriters and counsel for the Underwriters at which the contents of the Prospectus and Prospectus Supplement and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and Prospectus Supplement, and has not made any independent check or verification thereof (except as specifically set forth in Section 6, paragraph d, item (v) above); and based on such counsel's understanding of the U.S. federal securities laws and the experience they have gained in their practice thereunder, they advise you that no information has come to their attention that causes them to believe that the Registration Statement, as of the Effective Date, as of the date hereof and as of the First Delivery Date and the Prospectus (except for reserve data, reserve reports, financial statements and related notes and schedules and other financial data included therein, as to which we express no view), as of the date hereof and as of the First Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  The opinion of Akin, Gump, Strauss, Hauer and Feld, L.L.P. described in this Section 6(d) shall be rendered to the Underwriters at the request of the Company and shall so state therein. Such opinion may, solely as it relates to the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, be given directly from separate legal counsel reasonably acceptable to the Representatives and their legal counsel, provided that such opinions from separate legal counsel are in each case addressed directly to the Representatives on behalf of the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and it subsidiaries and certificated of public officials, provided that copies of such certificates are provided by such counsel to the Representatives.

                  For the purposes of the forgoing opinions and statements the phrases "known to such counsel," "to such counsel's knowledge" and words of similar meaning refer only to the actual knowledge of the current lawyers of Akin, Gump Strauss, Hauer & Feld, L.L.P. who have performed legal services on behalf of the Company or the predecessors of such entities since October 26, 2000.

                           (e) The Underwriters shall have received an opinion,
                  dated such Delivery Date, of Howard L. Boigon, Vice President and General Counsel of the Company, to the effect that:

                                    (i) All outstanding shares of capital stock
                           of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                                    (ii) All real property and buildings held
                           under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                                    (iii) Neither the Company nor any of its
                           subsidiaries is in violation of its respective charter or by-laws or, to the knowledge of such counsel after due inquiry, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

                                    (iv) Except as disclosed in the Prospectus,
                           there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to any Registration Statement;

                                    (v) To such counsel's knowledge, after due
                           inquiry, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Stock; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened or contemplated.

                           In addition to the foregoing, such counsel shall also
                  provide a statement to the effect that such counsel has no reason to believe that the Prospectus, or any amendment or supplement thereto, as of the date hereof and as of such Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief or opinion as to the reserve information, financial statements or other financial data contained in the Prospectus.

                           (f) The Representatives shall have received from
                  Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus Supplement and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (g) At the time of execution of this Agreement, the
                  Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus Supplement, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                           (h) With respect to the letter of KPMG LLP referred
                  to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus Supplement, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                           (i) The Underwriters shall have received a letter,
                  dated the date of this Agreement, from Lon McCain, the Chief Financial Officer of the Company, to the effect that:

                                    (i) he and members of his staff are
                           responsible for the Company's financial and accounting matters and have examined the Company's financial records and schedules included in the Prospectus Supplement; and

                                    (ii) on the basis of the review referred to
                           in clause (i) above, nothing came to his attention that caused him to believe that:

                                            (A) the consolidated balance sheets
                                    of the Company and subsidiaries as of
                                    December 31, 2001 and 2000, and the
                                    consolidated statements of operations,
                                    stockholders' equity, and cash flows for each of the three years in the period ended

                                    December 31, 2001, and the related financial statement schedules all included or incorporated by reference in the Prospectus do not fairly present the financial position of the Company and subsidiaries at December 31, 2001, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2001 in conformity with generally accepted accounting principles; or

                                            (B) the interim historical data, the
                                    unaudited consolidated statements of
                                    operations, stockholders' equity, and cash flows for the nine-month period ended September 30, 2001, and the unaudited consolidated balance sheet as of September 30, 2001, included or incorporated by reference in the Prospectus, are not in conformity with generally accepted accounting principles (subject, in the case of unaudited statements, to year-end audit adjustments).

                                    (iii) he has compared specified dollar
                           amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus Supplement and documents incorporated by reference with the results obtained from a reading of the general accounting records of the Company and its subsidiaries and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                           (j) The Company shall have furnished to the
                  Representatives a certificate, dated such Delivery Date, of its President or a Vice President and a principal financial or accounting officer of the Company stating, to his knowledge after due inquiry, that:

                                    (i) The representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Subsections (a) and
                           (j) of this Section 6 have been fulfilled; and

                                    (ii) They have carefully examined the
                           Registration Statement and the Prospectus Supplement and, in their opinion (A) as of the Delivery Date, the Registration Statement and Prospectus Supplement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus Supplement.

                           (k) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in, or incorporated by reference in, the Prospectus Supplement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus Supplement.

                           (l) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus Supplement.

                           (m) The New York Stock Exchange shall have approved
                  the Stock for listing on such exchange, subject only to official notice of issuance and evidence of satisfactory distribution.

                           (n) On the date of this Agreement, the Underwriters
                  shall have received, in form and substance satisfactory to them, each lock-up agreement signed by the person listed on
                  Schedule IV hereto.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  7. Indemnification and Contribution.

                           (a) The Company shall indemnify and hold harmless
                  each Underwriter, its directors and officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
                  (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 7(e); provide further, however, that the Company shall not be liable with respect to any Preliminary Prospectus delivered as of the date hereof to the extent that any such loss, claim, damage or liability or action results from the fact that the Underwriters sold the Stock to a person to whom there was not sent or given a copy of the Prospectus dated the date hereof if the Company had previously furnished copies thereof to the Underwriters and the loss, claim, damage or liability or action results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus that was corrected in the Prospectus dated the date hereof. The foregoing indemnity agreement is in addition to any liability which the

                  Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

                           (b) Each Underwriter, severally and not jointly,
                  shall indemnify and hold harmless the Company, its directors, officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                           (c) Promptly after receipt by an indemnified party
                  under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (i) the indemnifying person and the indemnified person shall have mutually agreed to the contrary; (ii) the indemnifying person has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person; (iii) the indemnified person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 7 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (d) If the indemnification provided for in this
                  Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under
                  Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this
                  Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

                           (e) The Underwriters severally confirm and the
                  Company acknowledges that the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the disclosure relating to the electronic format of a prospectus and the Internet distribution of shares appearing in the fourteenth paragraph under the caption "Underwriting" in the Prospectus Supplement are the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus Supplement.

                  8. Defaulting Underwriters.

                  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of shares of the Stock be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 10.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus Supplement or in any other document or arrangement.

                  9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j) or 6(k), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  10. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Underwriters, shall be delivered or
                  sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019,
                  Attention: Syndicate Department (Fax: 212-526-2648), (ii) Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY. 10010, Attention: Transaction Advisory Group (Fax: 212-325-4296), and (iii) J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10072 (fax:
                  212-622-8558) Attention: Henry K. Wilson, Syndicate Desk.

                           (b) if to the Company shall be delivered or sent by
                  mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
                  Donald D. Wolf;

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on by the Underwriters by Lehman Brothers Inc.

                  12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 13 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  14. Definition of "Business Day". For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                           WESTPORT RESOURCES CORPORATION



                           By:
                                   ---------------------------------------------

                           Name:   Lon McCain

                           Title: Vice President, Treasurer and Chief Financial Officer

The foregoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.,
  Acting on behalf of themselves
  and as the Representatives of
  the several Underwriters


By CREDIT SUISSE FIRST BOSTON CORPORATION


         By
           --------------------------------------------


By J.P. MORGAN SECURITIES INC.


         By
           --------------------------------------------



By LEHMAN BROTHERS INC.


         By
           --------------------------------------------

                                   SCHEDULE I



                          UNDERWRITER                    NUMBER OF
                                                            SHARES
LEHMAN BROTHERS INC.                                     2,416,668
CREDIT SUISSE FIRST BOSTON CORPORATION                   2,416,666
J.P. MORGAN SECURITIES INC.                              2,416,666
PETRIE PARKMAN & CO., INC.                               1,500,000
A.G. EDWARDS & SONS, INC.                                  750,000
MCDONALD INVESTMENTS INC.                                  500,000
                                                       -----------

                             TOTAL                      10,000,000
                                                       ===========

                                   SCHEDULE II

                      Liens Affecting the Capital Stock of
                           Subsidiaries of the Company



                  1. Liens on the capital stock of subsidiaries owned directly or indirectly by the Company and pledged pursuant to the pledge agreement in connection with the Revolving Credit Facility and the Replacement Credit Facility (as defined in the Senior Credit Facility Agreements) .

                  2. Liens for taxes, assessments, fees and other governmental charges and claims that are not yet due or which are being contested in good faith in appropriate proceedings.

                                  SCHEDULE III


                   List of Jurisdictions in Which the Company
                         or any subsidiary is Qualified
                     to do Business as a Foreign Corporation

         1.       THE COMPANY.

                                 COMPANY                   STATE OF DOMESTICATION            FOREIGN QUALIFICATION
                  WESTPORT RESOURCES CORPORATION         Nevada                       Texas, Louisiana, Colorado

         2.       THE SUBSIDIARIES.

              COMPANY                      STATE OF               FOREIGN
                                        DOMESTICATION         QUALIFICATIONS                    OWNERSHIP
WESTPORT OIL AND GAS COMPANY, L.P.*  Delaware              Colorado, Kansas,      WHG, Inc. 99% GP
                                                           Louisiana, Michigan,   WHL, Inc. 1%
                                                           New Mexico, North
                                                           Dakota, Oklahoma,
                                                           South Dakota, Texas,
                                                           Utah, Wyoming
WESTPORT ARGENTINA LLC*              Colorado              --                     Westport Oil and Gas Company, L.P.,
                                                                                  100%
WESTPORT CANADA LLC*                 Delaware              --                     Westport Oil and Gas Company, L.P.,
                                                                                  100%
WESTPORT OVERRIDING ROYALTY LLC*     Colorado              --                     Westport Oil and Gas Company, L.P.,
                                                                                  100%
WESTPORT FINANCE CO.                 Wyoming               --                     Westport Resources Corporation, 100%
JERRY CHAMBERS EXPLORATION COMPANY*  Colorado              --                     Westport Oil and Gas Company, L.P.,
                                                                                  99% GP
                                                                                  Westport Canada LLC 1% GP
BELCO (CAYMAN ISLANDS) CORP.         Cayman Islands        --                     Westport Resources Corporation, 100%
HORSE CREEK TRADING & COMPRESSION    Colorado              North Dakota           Westport Oil and Gas Company, L.P.,
LLC*                                                                              100%
WESTFIELD FIELD SERVICES, LLC*       Delaware              Utah                   Westport Resources Corporation, 100%


----------------------
* Subsidiary Guarantor

                                   SCHEDULE IV



Westport Energy LLC
ERI Investments, Inc.
Saltz Investment Group, LLC
Jack & Anita Saltz Foundation
The Robert A. and Renee E. Belfer Family Foundation
Belfer Corp.
Belwest Petroleum, Inc.
A&B Investors, Inc.
Renee Holdings Partnership, L.P.
The Laurence D. Belfer Family Foundation
LDB Corp.
Robert A. Belfer 1990 Family Trust
Vantz Limited Partnership
LDB Two Corp.
Belfer Two Corp.
Liz Partners, L.P.
Donald D. Wolf
Barth E. Whitham
Lon McCain
Grant W. Henderson
Kenneth D. Anderson
Lynn S. Belcher
Brian K. Bess
Howard L. Boigon
Robert R. McBride, Jr.
Laurence D. Belfer
Robert A. Belfer
James M. Funk
Murry S. Gerber
Robert A. Haas
Peter R. Hearl
David L. Porges
Michael Russell
Randy Stein
William F. Wallace